BUSINESS ACQUISITION AGREEMENT

This agreement (“Agreement") is made this 2nd day of March, 2015, by and between Grasshopper Staffing, hereinafter known as “Seller,” and Tomichi Creek Outfitters Inc., hereinafter known as “Buyer,” for the purchase of Grasshopper Staffing, hereinafter known as the “Business,” and all related assets.

Buyer and Seller both agree to the following provisions as conditions for the sale of the Business:

1. Purchase Description - Assets and Liabilities

Buyer is purchasing the following assets from Seller:

$82,500 Assets	assets:
logo & website
office supplies
office furniture

DEBT	AMOUNT
Mortgage/Lease	$860
Advertising Contract	$0
Equipment Rental Contract	$0

2. Purchase Price

Owing to the total value of the assets and liabilities listed in Section 1, as well as 250,000 shares of TCKF, the total purchase price of the Business is $82,500.00.

3. Competition

Seller agrees that for a period of 5 years, Grasshopper and it's employees will not engage in any activities related, directly or indirectly, to the Business, and will not attempt to solicit business or services from any customers, clients, etc. who originally were such during the Seller’s ownership of the Business. This non-compete clause applies to USA.

4. Indemnity

If either party is found to be in breach of this Agreement, the offending party will indemnify the offended party for any legal fees accrued as a result of the breach. Lost profits incurred as a result of any such breach will be repaid by the offending party.

5. Severability

Should any provision in this Agreement be deemed in some way invalid, the remaining provisions shall remain intact and enforceable by law.

6. Jurisdiction

This Agreement shall be governed by the laws and regulations of the state of Colorado.

Both parties agree to the provisions listed above, as well as any applicable schedules or attachments included with this Agreement.

Signed this 2nd of March, 2015.

Grasshopper Staffing	Tomichi Creek Outfitters

Seller Printed Name	Buyer Printed Name
Amber K. Wick	Jeremy Gindro

/s/ Amber Wick	/s/ Jeremy Gindro
Seller Signature	Buyer Signature
Amber K. Wick	Jeremy Gindro